Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan, as amended, 2014 Incentive Plan and 2014 Employee Stock Purchase Plan of Ultragenyx Pharmaceutical Inc. of our report dated March 24, 2014, with respect to the financial statements of Ultragenyx Pharmaceutical Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
March 24, 2014